Exhibit 99.1

Investor Relations Contact: 415.972.7080 | Media Inquiries Contact: 415.973.5930 | www.pgecorp.com

May 2, 2019

PG&E Corporation Reports First-Quarter 2019 Financial Results

◾	GAAP earnings were $0.25 per share for the first quarter of 2019, compared to $0.86 per share for the same period in 2018.

◾	Non-GAAP earnings from operations were $1.04 per share for the first quarter of 2019, compared to $0.91 per share for the same period in 2018.

SAN FRANCISCO — PG&E Corporation’s (NYSE: PCG) first-quarter 2019 net income available for common shareholders was $136 million, or $0.25 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with net income available for common shareholders of $442 million, or $0.86 per share, for the first quarter of 2018.

GAAP results include items that management does not consider part of normal, ongoing operations (items impacting comparability), which totaled $410 million after-tax, or $0.79 per share, for the quarter. This was primarily driven by enhanced and accelerated electric asset inspection costs, clean-up and repair costs related to the 2018 Camp Fire, legal and other costs related to the 2017 Northern California wildfires and the 2018 Camp Fire, and financing, legal, and other costs related to PG&E Corporation’s and Pacific Gas and Electric Company’s (Utility) reorganization cases under Chapter 11 of the U.S. Bankruptcy Code (Chapter 11).

“The people of California look to PG&E to provide safe electric and natural gas service, and this remains our most important responsibility. Over the last several months, the company has heard the calls for change, and has executed a number of actions that position PG&E to be able to address the evolving needs of California. As we position PG&E for the long-term, we are continuing to implement programs that will make the communities we serve safer in the face of extreme weather and wildfire risk, while also recognizing that significant work remains to be done as our state collectively confronts the coming wildfire season and the challenges of climate change,” said PG&E Corporation Chief Executive Officer (CEO) and President Bill Johnson.

Mr. Johnson, who recently concluded a more than six-year tenure as President and CEO of the Tennessee Valley Authority, began his role at PG&E today.

In April, PG&E Corporation and the Utility named refreshed Boards of Directors that include 13 highly accomplished individuals committed to further enhancing PG&E’s safety culture, to understanding and properly responding to customer concerns, and to fairly treating wildfire victims, employees, retirees and other interested parties. Former state and federal regulator Nora Mead Brownell was named as Chair of the Board of PG&E Corporation, and former U.S. Ambassador Jeffrey Bleich was named as Chair of the Board of the Utility. PG&E Corporation also engaged former National Transportation Safety Board Chairman Chris Hart to be a special independent safety advisor to PG&E Corporation’s CEO and President. Mr. Johnson was separately named to the Board of the Utility, effective today.

PG&E Corporation will also propose to increase the maximum size of its Board to 15 directors, to be voted on at the Annual Shareholders Meeting. In connection with that proposal, Mr. Johnson will stand for election to the PG&E Corporation Board for one of the two new seats, and the Nominating and

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Governance Committee will begin the search process for the fifteenth director position, focusing on candidates with strong clean energy/clean technology experience, a background in network and customer technology, strong ties to California, and expertise in California’s clean energy goals.

In the months ahead, PG&E Corporation and the Utility remain committed to delivering safe and reliable electric and natural gas service to customers, and to continuing to make critical investments in system safety and maintenance. This includes the Utility’s work to further reduce the risk of wildfire in the communities it serves, and to rebuild infrastructure in areas impacted by wildfires.

PG&E is taking action by:

●

Further enhancing vegetation management efforts across high and extreme fire-threat areas to address vegetation that poses higher potential for wildfire risk, including removing or trimming particular tree species that have exhibited a higher pattern of failing;

●

Conducting enhanced safety inspections of electric infrastructure in high fire-threat areas, including approximately 735,000 electric towers and poles across approximately 5,700 transmission line miles and 25,200 distribution line miles; and

●	Expanding procedures for turning off power for safety during wildfire season to include all transmission and distribution lines in high and extreme fire-threat areas.

These wildfire safety actions and programs are part of PG&E’s 2019 Wildfire Safety Plan that the Utility filed with the California Public Utilities Commission (CPUC) in February. The plan addresses the Utility’s unique and diverse service area and is subject to public review and annual approval by the CPUC.

Non-GAAP Earnings from Operations

PG&E Corporation’s non-GAAP earnings from operations, which exclude items impacting comparability (IIC), were $546 million, or $1.04 per share, in the first quarter of 2019, compared with $468 million, or $0.91 per share, during the same period in 2018.

The increase in quarter-over-quarter non-GAAP earnings from operations was primarily driven by growth in rate base earnings, timing of insurance premiums and timing of taxes.

PG&E Corporation discloses “non-GAAP earnings from operations,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. See the accompanying tables for a reconciliation of non-GAAP earnings from operations to consolidated income available for common shareholders.

IIC Guidance

At this time, PG&E Corporation is not providing guidance for 2019 GAAP earnings and non-GAAP earnings from operations due to the continuing uncertainty related to the 2018 Camp Fire, the 2017 Northern California wildfires, the Chapter 11 proceedings, and legislative and regulatory reforms. PG&E Corporation is providing 2019 IIC guidance of $1.0 billion to $1.4 billion after-tax for costs related to enhanced and accelerated electric asset inspections, the 2018 Camp Fire, 2017 Northern California wildfires, and Chapter 11-related matters. See the accompanying tables for additional information.

IIC guidance is based on various assumptions and forecasts related to future expenses and certain other factors.

Supplemental Financial Information

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In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the CPUC and the Federal Energy Regulatory Commission (FERC) at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Wildfire Updates” and “News & Events: Events & Presentations” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. Each of PG&E Corporation and the Utility is a separate entity, with distinct creditors and claimants, and is subject to separate laws, rules and regulations. For more information, visit http://www.pgecorp.com. In this press release, they are together referred to as “PG&E.”

Forward-Looking Statements

This press release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, as well as forecasts and estimates regarding potential liability in connection with the 2018 Camp Fire and 2017 Northern California wildfires, the Utility’s 2019 Wildfire Safety Plan, and PG&E Corporation’s 2019 IIC guidance. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation’s and the Utility’s annual report on Form 10-K for the year ended December 31, 2018, their joint quarterly report on Form 10-Q for the quarter ended March 31, 2019, and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. Additional factors include, but are not limited to, those associated with the Chapter 11 cases of PG&E Corporation and the Utility that commenced on January 29, 2019. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

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PG&E CORPORATION

(DEBTOR-IN-POSSESSION)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	(Unaudited)
	Three Months Ended March 31,
(in millions, except per share amounts)	2019	2018

Operating Revenues

Electric	$2,792	$2,951

Natural gas	1,219	1,105

Total operating revenues	4,011	4,056

Operating Expenses

Cost of electricity	599	819

Cost of natural gas	339	289

Operating and maintenance	2,087	1,604

Wildfire-related claims, net of insurance recoveries	—	(7)

Depreciation, amortization, and decommissioning	797	752

Total operating expenses	3,822	3,457

Operating Income	189	599

Interest income	22	9

Interest expense	(103)	(220)

Other income, net	71	108

Reorganization items, net	(127)	—

Income Before Income Taxes	52	496

Income tax provision (benefit)	(84)	51

Net Income	136	445

Preferred stock dividend requirement of subsidiary	—	3

Income Available for Common Shareholders	$136	$442

Weighted Average Common Shares Outstanding, Basic	526	515

Weighted Average Common Shares Outstanding, Diluted	527	516

Net Earnings Per Common Share, Basic	$0.25	$0.86

Net Earnings Per Common Share, Diluted	$0.25	$0.86

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Reconciliation of PG&E Corporation’s Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Earnings from Operations

First Quarter, 2019 vs. 2018

(in millions, except per share amounts)

	Three Months Ended March 31,
	Earnings		Earnings per Common Share (Diluted)
(in millions, except per share amounts)	2019	2018	2019	2018

PG&E Corporation’s Earnings on a GAAP basis	$136	$442	$0.25	$0.86

Items Impacting Comparability: (1)

Electric asset inspection costs (2)	151	—	0.29	—

2018 Camp fire-related costs (3)	138	—	0.26	—

Chapter 11-related costs (4)	97	—	0.18	—

2017 Northern California wildfire-related costs (5)	25	15	0.05	0.03

Pipeline-related expenses (6)	—	7	—	0.01

2015 Butte fire-related costs, net of insurance (7)	—	4	—	0.01

PG&E Corporation’s Non-GAAP Earnings from Operations (8)	$546	$468	$1.04	$0.91

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2018 and 2019, except for certain Chapter 11-related costs, which are not tax deductible. Amounts may not sum due to rounding.

(1)

“Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, consisting of the items listed in the table above. See: Use of Non-GAAP Financial Measures.

(2)

The Utility incurred costs of $210 million (before the tax impact of $59 million) during the three months ended March 31, 2019 for incremental operating expenses related to enhanced and accelerated inspections and repairs of electric transmission and distribution assets.

(3)

The Utility incurred costs of $192 million (before the tax impact of $54 million) during the three months ended March 31, 2019 associated with the 2018 Camp fire. This includes $179 million (before the tax impact of $50 million) during the three months ended March 31, 2019 for clean-up and repair costs. The Utility also incurred costs of $13 million (before the tax impact of $4 million) for legal and other costs.

(in millions, pre-tax)	Three Months Ended March 31, 2019

Utility clean-up and repair costs	$179

Legal and other costs	13

2018 Camp fire-related costs	$192

(4)

The Utility incurred costs of $127 million (before the tax impact of $30 million) during the three months ended March 31, 2019 directly associated with the Corporation’s and the Utility’s Chapter 11 Cases. This includes $114 million (before the tax impact of $32 million) during the three months ended March 31, 2019 for debtor-in-possession (DIP) financing costs. The Utility also incurred legal and other costs of $24 million (before the tax impact of $1 million1) during the three months ended March 31, 2019. These costs were partially offset by $11 million (before the tax impact of $3 million) recorded during the three months ended March 31, 2019 for interest income.

(1) $18 million of legal and other costs are not tax deductible

(in millions, pre-tax)	Three Months Ended March 31, 2019

DIP financing costs	$114

Legal and other costs	24

Interest income	(11)

Chapter 11-related costs	$127

(5)

The Utility incurred legal and other costs of $34 million (before the tax impact of $9 million) and $21 million (before the tax impact of $6 million) during the three months ended March 31, 2019 and 2018, respectively, associated with the 2017 Northern California wildfires.

(6)

The Utility incurred costs of $10 million (before the tax impact of $3 million) during the three months ended March 31, 2018 for pipeline-related expenses incurred in connection with the multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way.

(7)

The Utility incurred costs, net of insurance, of $5 million (before the tax impact of $1 million) during the three months ended March 31, 2018 associated with the 2015 Butte fire. This includes $12 million (before the tax impact of $3 million) during the three months ended March 31, 2018 for legal costs. These costs were partially offset by $7 million (before the tax impact of $2 million) recorded during the three months ended March 31, 2018 for contractor insurance recoveries.

(in millions, pre-tax)	Three Months Ended March 31, 2018

Legal costs	$12

Insurance recoveries	(7)

2015 Butte fire-related costs, net of insurance	$5

(8)	“Non-GAAP earnings from operations” is a non-GAAP financial measure. See: Use of Non-GAAP Financial Measures.

 Key Drivers of PG&E Corporation’s Non-GAAP Earnings per Common Share (“EPS”) from Operations

 First Quarter, 2019 vs. 2018

 (in millions, except per share amounts)

	First Quarter 2019 vs. 2018
	Earnings	Earnings per Common Share (Diluted)

2018 Non-GAAP Earnings from Operations (1)	$468	$0.91

Growth in rate base earnings	32	0.06

Liability insurance premiums (2)	21	0.04

Timing of taxes (3)	21	0.04

Miscellaneous	4	0.01

Increase in shares outstanding	—	(0.02)

2019 Non-GAAP Earnings from Operations (1)	$546	$1.04

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2018 and 2019. Amounts may not sum due to rounding.

(1)	See previous exhibit for reconciliations of (i) earnings on a GAAP basis to non-GAAP earnings from operations and (ii) EPS on a GAAP basis to non-GAAP EPS from operations.

(2)

Represents the insurance premium costs incurred in the first quarter of 2019, above amounts included in authorized revenue requirements that are probable of recovery, with no similar impact in the first quarter of 2018. The California Public Utilities Commission issued its final decision authorizing a Wildfire Expense Memorandum Account in June 2018. Also represents lower insurance premium costs in 2019 due to the accelerated amortization of a portion of the Utility’s liability insurance premiums during the fourth quarter of 2018 as a result of the 2018 Camp fire.

(3)

Represents the timing of taxes reportable in quarterly statements in accordance with Accounting Standards Codification 740, Income Taxes, and results from variances in the percentage of quarterly earnings to annual earnings.

PG&E Corporation’s 2019 Items Impacting Comparability (“IIC”) Guidance

2019 IIC Guidance (in millions, after-tax)	Low		High

Estimated Items Impacting Comparability: (1)

2018 Camp fire-related costs (2)		$302		$245

2017 Northern California wildfire-related costs (3)		65		36

Electric asset inspection costs (4)		648		432

Chapter 11-related costs (5)		~338		~287

Estimated IIC Guidance	$	~1,353	$	~1,000

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2019, except for certain Chapter 11-related costs.

(1)

“Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See: Use of Non-GAAP Financial Measures.

(2)

“2018 Camp fire-related costs” refers to estimated Utility clean-up and repair and legal and other costs associated with the 2018 Camp fire. The total offsetting tax impact for the low and high IIC guidance range is $118 million and $95 million, respectively.

	2019
(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range

Utility clean-up and repair cost	$350	$300

Legal and other costs	70	40

2018 Camp fire-related costs	$420	$340

(3)

“2017 Northern California wildfire-related costs” refers to estimated legal and other costs associated with the 2017 Northern California wildfires. The total offsetting tax impact for the low and high IIC guidance range is $25 million and $14 million, respectively.

	2019
(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range

2017 Northern California wildfire-related costs	$90	$50

(4)

“Electric asset inspection costs” represents incremental operating expense related to enhanced and accelerated inspections and repairs of electric transmission and distribution assets. The total offsetting tax impact for the low and high IIC guidance range is $252 and $168 million, respectively.

	2019
(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range

Electric asset inspection costs	$900	$600

(5)

“Chapter 11-related costs” consists of external legal, financing, and other fees, net of interest income, directly associated with PG&E Corporation’s and the Utility’s Chapter 11 Cases, of which ~$100 million of legal and other costs are not tax deductible. The total offsetting tax impact for the low and high IIC guidance range is $92 million and $73 million, respectively.

	2019
(in millions, pre-tax)	Low IIC guidance range		High IIC guidance range

Legal and other costs		$340		$280

DIP financing costs		~120		~120

Interest income		(30)		(40)

Chapter 11-related costs	$	~430	$	~360

Actual financial results for 2019 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP earnings from operations” and “non-GAAP EPS from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability.

“Non-GAAP earnings from operations” is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability. “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, consisting of the items listed in exhibits. “Non-GAAP EPS from operations” also referred to as “non-GAAP earnings per share from operations” is a non-GAAP financial measure and is calculated as non-GAAP earnings from operations divided by common shares outstanding (diluted). PG&E Corporation uses non-GAAP earnings from operations and non-GAAP EPS from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation believes that non-GAAP earnings from operations and non-GAAP EPS from operations provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance.

Non-GAAP earnings from operations and non-GAAP EPS from operations are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.